UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2017

PARKERVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Baymeadows Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Claims Proceeds Investment Agreement Amendment

On December 28, 2017, Brickell Key Investments LP, (“Brickell”), a special purpose fund under the management of Brickell Key Asset Management Limited, a Guernsey-based asset manager amended the Claims Proceeds Investment Agreement (the “Agreement”) between Brickell and the Company, dated February 25, 2016, as amended on May 27, 2016, to provide an additional $1 million to the Company (“Additional Funds”) to be used to pay the Company’s legal fees and expenses in connection with its German patent assertion program. The Agreement amendment also provides that the Company will repay and compensate Brickell for the Additional Funds on substantially the same terms and conditions set forth in the Agreement as disclosed under Item 1.01 of the Company’s Current Report on Form 8-K filed on February 26, 2016 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation

The information set forth in the first and second paragraph under Item 1.01 is incorporated under this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 29, 2017	PARKERVISION, INC.

		By:	/s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

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